As filed with the Securities and Exchange Commission on December 20, 2005
                                          Registration No. _________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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                              SWIFT ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

           Texas                                               74-2073055
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                         16825 Northchase Dr., Suite 400
                              Houston, Texas 77060
               (Address of Principal Executive Offices) (Zip Code)

                              SWIFT ENERGY COMPANY
                          2005 STOCK COMPENSATION PLAN


                                 Terry E. Swift
                             Chief Executive Officer
                              Swift Energy Company
                         16825 Northchase Dr., Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700

                     (Name, address and telephone number of
             Registrant's executive offices and agent for service)

                                   Copies to:

                                  Karen Bryant
                            General Counsel-Corporate
                     Chief Governance Officer and Secretary
                              Swift Energy Company
                         16825 Northchase Dr., Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                            Proposed                Proposed
                                                      Amount                Maximum                 Maximum              Amount of
                  Title of                            to be              Offering Price            Aggregate            Registration
        Securities to be Registered              Registered(1)(2)       per Share(3)(4)       Offering Price(3)(4)         Fee(4)
--------------------------------------------- ----------------------- --------------------- ------------------------- --------------
Common Stock, $.01 par value per share(5)         900,000 shares             $46.05               $41,445,000           $4,325.45(6)

============================================= ======================= ===================== ========================= ==============

(1) Covers 900,000 shares issuable under the Swift Energy Company 2005 Stock Compensation Plan(the "Plan").
(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement is deemed to include additional shares issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
(3)  Estimated solely for the purpose of calculating the registration fee.
(4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the common stock offered hereunder pursuant to the Plan is based on 900,000 shares reserved for issuance under the Plan at a price per share of $46.05, which is the average of the highest and lowest selling price for the shares on the New York Stock Exchange on December 16, 2005.
(5) Each share of common stock is accompanied by a preferred share purchase right pursuant to the Rights Agreement (as Amended and Restated as of March 31, 1999) between Swift Energy Company and American Stock Transfer & Trust Company, as Rights Agent.
(6) The registrant paid a registration fee of $56,642 in connection with its Registration Statement on Form S-3 (Reg. No. 333-64692) covering $350,000,000 that was filed with the Securities and Exchange Commission on July 6, 2001, and $965 of the unused $29,630 prior registration fee was used for Registration Statement on Form S-8 (Reg. No. 333-112042) dated January 20, 2004, and $28,315 of the unused $29,630 prior registration fee was used for Registration Statement on Form S-3 (Reg. No. 333-112041) dated January 20, 2004, of which $200,000,000 of unsold securities remains. As calculated pursuant to Rule 457(o) at the statutory rate of $117.70 per $1,000,000 of securities registered, and pursuant to Rule 457(p), $552.62 which includes $350 of the unused $29,630 registration fee paid for the earlier registration statement and $202.62 balance held by the SEC is being used to partially offset the $4,878.07 registration fee due for this registration statement.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):


     1. the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

     2. the registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2005;

     3. the description of the common stock of the registrant (the "Common Stock") set forth in the registrant's Registration Statement on Form S-3 filed January 21, 2004, (Reg. No. 333-112041), as amended on April 16, 2004, and all amendments or reports filed thereafter for the purpose of updating such description;

     4. the description of the preferred share purchase rights of the registrant contained in our registration statement on Form S-3 filed on January 21, 2004, (Registration No. 333-112041), as amended on April 16, 2004; and all amendments or reports filed thereafter for the purpose of updating such description; and

     5. the registrant's Current Reports on Form 8-K filed November 9, August 29, August 3, May 12, May 9, February 17 and November 1, 2005.

     All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Swift Energy Company ("Swift") has the authority under Articles 2.02(A)(16) and 2.02-1 of the Texas Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. Swift's Bylaws, as amended, provide for indemnification of its officers, directors and employees to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act. With shareholder approval, Swift amended its Articles of Incorporation to confirm that Swift has the power to indemnify certain persons in such circumstances as are provided in its Bylaws. The amendment allows Swift to enter into additional insurance and indemnity arrangements at the discretion of Swift's board of directors. Swift has entered into indemnification agreements with each of its officers and directors that indemnify the individual to the fullest extent permitted by law.

     Article 1302-7.06(B) of the Texas Miscellaneous Corporation Laws Act provides that a corporation's articles of incorporation may provide for the elimination or limitation of a director's liability. Swift's Articles of Incorporation eliminate the liability of directors to the corporation or its shareholders for monetary damages for an act or omission in his capacity as a director, with certain specified exceptions to Swift and its shareholders to the fullest extent permitted by Article 1302-7.06(B)(1-4) of the Texas Miscellaneous Corporation Laws Act.

     Swift maintains insurance to cover amounts that it may be required to pay officers and directors under the indemnity provisions described above and coverage for its officers and directors against certain liabilities, including certain liabilities under the federal securities law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     The following documents are filed as a part of this registration statement.

          5.1  Opinion of Counsel as to the legality of the shares being offered

          23.1 Consent of Ernst & Young LLP

          23.2 Consent of Counsel (contained in Exhibit 5.1)

          24.1 Powers of Attorney (contained in the signature pages hereto)

          99.1 Swift  Energy  Company  2005 Stock   Compensation  Plan
               (filed with the Commission as Exhibit 10.1 to our report on  Form
               8-K filed on May 12, 2005 and incorporated   by   reference)

Item 9.  Undertakings.

     A.   The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The  undersigned  registrant  hereby  undertakes  that,  for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 15th day of December, 2005.

                                        SWIFT ENERGY COMPANY


                                        By:/s/ Terry E. Swift
                                           -------------------------------------
                                           Terry E. Swift
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Terry E. Swift, Bruce H. Vincent and Alton D. Heckaman, Jr., and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                             Capacity                                               Date


/s/ A. Earl Swift                                                                              December 15, 2005
----------------------------
A. Earl Swift                           Chairman of the Board


/s/ Terry E. Swift                                                                             December 15, 2005
---------------------------
Terry E. Swift                          Chief Executive Officer (Principal
                                        Executive Officer) and Director


/s/ Bruce H. Vincent                                                                           December 15, 2005
---------------------------
Bruce H. Vincent                        President and Director


/s/ Alton D. Heckaman, Jr.                                                                     December 15, 2005
----------------------------
Alton D. Heckaman, Jr.                  Executive Vice President-Finance, Chief
                                        Financial Officer (Principal Financial
                                        Officer)


/s/ David W. Wesson                                                                            December 15, 2005
----------------------------
David W. Wesson                         Controller (Principal Accounting Officer)


/s/ Deanna L. Cannon                                                                           December 15, 2005
----------------------------
Deanna L. Cnanon                        Director




/s/ Raymond E. Galvin                                                                          December 15, 2005
---------------------------
Raymond E. Galvin                       Director


/s/ Douglas J. Lanier                                                                          December 15, 2005
----------------------------
Douglas J. Lanier                       Director


/s/ Greg Matiuk                                                                                December 15, 2005
---------------------------
Greg Matiuk                             Director


/s/ Henry C. Montgomery                                                                        December 15, 2005
----------------------------
Henry C. Montgomery                     Director


/s/ Clyde W. Smith, Jr.                                                                        December 15, 2005
----------------------------
Clyde W. Smith, Jr.                     Director


                                INDEX TO EXHIBITS

        Exhibit No.                Document Description
----------------------------       ------------------------------------------------------------------------------

            5.1                    Opinion of Counsel as to the legality of the shares being offered
           23.1                    Consent of Ernst & Young LLP
           23.2                    Consent of Counsel  (contained in Exhibit 5.1)
           24.1                    Powers of Attorney (contained in the signature pages hereto)
           99.1                    Swift Energy Company 2005 Stock Compensation Plan (filed with the
                                   Commission as Exhibit 10.1 to our report on Form 8-K filed on May
                                   12, 2005 and incorporated herein by reference).

